UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2008

Hudson Highland Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-50129	59-3547281
(Commission File Number)	(IRS Employer Identification No.)

560 Lexington Avenue, New York, New York 10022

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code (212) 351-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On February 4, 2008, Hudson Highland Group, Inc. (the “Company”) issued a press release that it will restate its financial results for the year ended December 31, 2006 contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and for the quarters ended September 30, 2006, March 31, 2007, June 30, 2007 and September 30, 2007 contained in the Company’s Quarterly Reports on Form 10-Q for the quarters ended September 30, 2006, March 31, 2007, June 30, 2007 and September 30, 2007. In the press release, the Company also announced financial results for the three months ended December 31, 2007. The full text of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

ITEM 4.02.	NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

The restatement relates to the timing of recording contingent payments related to the acquisition of Balance Ervaring Op Projectbasis B.V. (“Balance”) and to expense a portion of the contingent payments, including €1.3 million that was previously recorded as goodwill when the amount was paid in the second quarter of 2007. The Company entered into a share purchase agreement dated July 19, 2005 for the acquisition of Balance. The purchase price for Balance was €20.75 million plus a series of contingent payments to be made annually based upon future minimum annual earnings thresholds during the first three years subsequent to the purchase. On July 12, 2006, the Company entered into an amendment to the share purchase agreement, which changed the earn-out formula to increase the potential future maximum contingent payments related to calendar 2006 from €1.0 million to €2.3 million and in calendar 2007 from €2.25 million to €3.5 million. Discussions regarding an amendment to the share purchase agreement began soon after the purchase date primarily because the Company desired to have a greater degree of integration of Balance operations into Hudson than was originally contemplated. The Company recorded the contingent payment for calendar 2006, including the increased maximum earn-out, when paid in April 2007 as an adjustment of the purchase price and added the amount to the recorded value of goodwill. The Company has evaluated the amendment and has determined that this amendment would be considered a new agreement, separate from the original share purchase agreement, outside of the guidance of Statement of Financial Accounting Standards (“SFAS”) 141, “Business Combinations”. Accordingly, the amount paid in excess of the original maximum contingent payment would not be considered additional purchase price under the contingent consideration provisions of SFAS 141 and should be recorded as expense in the period in which the amount is estimable and becomes probable of being paid under the guidance of SFAS 5, “Accounting for Contingencies.” Accordingly, the Company is now accruing €1.3 million that it previously recorded as goodwill when paid in April 2007 as an expense in the third and fourth quarters of 2006 and approximately €1.0 million as goodwill as of December 31, 2006. In addition, the Company is now recording a total of approximately €0.7 million as a period expense over the first, second and third quarters of 2007 related to the increased maximum contingent payment amount for calendar 2007 to be paid in April 2008. This restatement will result in an increase in the Company’s and the Hudson Europe segment’s reported operating expenses and an equivalent reduction in EBITDA, operating income, income from continuing operations and net income for each of the periods as follows:

Three months ended September 30, 2006	$0.8 million ($0.03 per basic and diluted share)
Three months ended December 31, 2006	$0.9 million ($0.03 per basic and diluted share)
Year ended December 31, 2006	$1.7 million ($0.07 per basic and diluted share)
Three months ended March 31, 2007	$0.3 million ($0.01 per basic and diluted share)
Three months ended June 30, 2007	$0.3 million ($0.01 per basic and diluted share)
Three months ended September 30, 2007	$0.3 million ($0.01 per basic and diluted share)

The restatement does not affect the Company’s cash flows for any of the periods.

On February 4, 2008, the Company’s management concluded, with the concurrence of the Audit Committee (the “Committee”) of the Company’s Board of Directors, that the Company’s previously issued consolidated financial statements for the year ended December 31, 2006 and the quarters ended September 30, 2006, March 31, 2007, June 30, 2007 and September 30, 2007 and the associated independent registered public accounting firm’s audit and review reports for each of those periods should not be relied upon because of an error in those consolidated financial statements. The Company has determined that this error materially misstated its consolidated results of operations for the year ended December 31, 2006 and the quarters ended September 30, 2006, December , 31, 2006, March 31, 2007, June 30, 2007 and September 30, 2007, and, therefore, has concluded that it will restate the consolidated financial statements in its previously issued Annual Report on Form 10-K for the year ended December 31, 2006 and Quarterly Reports on Form 10-Q for the quarters ended September 30, 2006, March 31, 2007, June 30, 2007 and September 30, 2007. The Company will include the restated financial information in a filing with the Securities and Exchange Commission prior to or in connection with timely filing its Annual Report on Form 10-K for the year ended December 31, 2007. The Company has reviewed the purchase agreements for other existing acquisitions and determined that there were no changes to such agreements.

The Company’s management determined that it had a material weakness in internal control over financing reporting for its accounting for acquisitions at December 31, 2006. The Company’s management has determined that this material weakness has been subsequently remediated as a result of improvements in its controls over complex accounting matters, including those related to acquisitions and divestitures, in particular engaging, in the second half of 2007, external accounting experts for transactions requiring the interpretation of such matters.

The Committee and management of the Company have discussed the matters associated with the restatement disclosed in this Current Report on Form 8-K with BDO Seidman, LLP, the Company’s independent registered public accounting firm.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits. The following exhibit is being furnished herewith:

99.1 Press release of Hudson Highland Group, Inc. issued February 4, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON HIGHLAND GROUP, INC.

By:	/S/ MARY JANE RAYMOND
Mary Jane Raymond
Executive Vice President and Chief Financial Officer

Date: February 4, 2008

Hudson Highland Group, Inc.

Current Report on Form 8-K

Exhibit Index

Exhibit Number	Description
99.1	Press release dated February 4, 2008, issued by Hudson Highland Group, Inc.